Exhibit 99.h(38)

FIRST AMENDMENT TO

THE SECURITIES LENDING AND SERVICES AGREEMENT

BETWEEN

STATE STREET BANK AND TRUST COMPANY

AND

CREDIT SUISSE OPPORTUNITY FUNDS,

ON BEHALF OF ITS SERIES, CREDIT SUISSE MULTIALTERNATIVE STRATEGY FUND

This First Amendment (“Amendment”) dated as of August 3, 2016 is between Credit Suisse Opportunity Funds, on behalf of its series, Credit Suisse Multialternative Strategy  Fund (the “Borrower”) and State Street Bank and Trust Company (“State Street”).

WHEREAS, the Borrower and State Street have entered into a Securities Lending and Services Agreement, dated March 30, 2012, and as in effect on the date of this Amendment (the “Agreement”);

NOW THEREFORE, the Borrower and State Street hereby agree to amend the Agreement as follows:

1.             Definitions.  All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

2.             Amendments.  Section 12.1(i) of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“(i) if the Borrower breaches a material term of any other contract, agreement or instrument entered into between the Borrower and State Street or any of its Affiliates or an event of default with respect to the Borrower occurs under any such other contract, agreement or instrument;”

3.             Miscellaneous.  Except to the extent specifically amended by this Amendment, the provisions of the Agreement shall remain unmodified. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one (1) instrument.

4.             Effective Date.  This Amendment shall be effective as of the date first set forth above.

[Signature Page to Follow.]

IN WITNESS WHEREOF, the parties hereby execute this Amendment, as of the date first set forth above, by their duly authorized officers by affixing their signatures below.

CREDIT SUISSE OPPORTUNITY FUNDS, ON BEHALF OF ITS SERIES, CREDIT SUISSE MULTIALTERNATIVE STRATEGY FUND		STATE STREET BANK AND TRUST COMPANY

By:	/s/Karen Regan	By:	/s/Francesco D’Agnese
Name: Karen Regan		Name: Francesco D’Agnese
Title: Secretary		Title: Managing Director

State Street: Company Internal